ETF Opportunities Trust N-14/A

Exhibit 99.14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of ETF Opportunities Trust and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of OTG Latin America Fund. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR which is incorporated by reference into this Registration Statement of Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 24, 2025